EXHIBIT 1.1


                             IDENTITY OF PARTIES TO
                           THE STOCKHOLDERS' AGREEMENT
                           ---------------------------

                                 Ballet Limited
                                 Denary Limited
                                 Gleam Limited
                                 Highlands Limited
                                 Noble Limited
                                 Outrigger Limited
                                 Quill Limited
                                 Radial Limited
                                 Shoreline Limited
                                 Zinnia Limited
                                 South Bay Limited
                                 Investcorp Investment Equity Limited
                                 Investcorp CSK Holdings, L.P.
                                 Equity CSKA Limited
                                 Equity CSKB Limited
                                 Equity CSKC Limited
                                 Auto Equity Limited
                                 Auto Investments Limited
                                 Auto Parts Limited
                                 New CSK Equity Limited
                                 CSK Equity Limited
                                 CSK International Limited
                                 CSK Investments Limited
                                 Chase Bank (C.I.) Nominees Limited
                                 Maynard Jenkins
                                 The Carmel Trust
                                 Transatlantic Finance, Ltd.
                                 James Bazlen